Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS FIRST QUARTER FISCAL 2013 RESULTS

•            First Quarter Net Loss of $0.03 per Diluted Share Compared to Prior First Quarter Net Loss of $0.07 per Diluted Share

•            First Quarter Adjusted EBITDA of $274.2 Million Compared to Adjusted EBITDA of $262.9 Million in Prior First Quarter

•            Sixth Consecutive Quarter of Same Store Sales and Adjusted EBITDA Increases

•            Rite Aid Updates Fiscal 2013 Outlook

Camp Hill, Pa. (June 21, 2012) — Rite Aid Corporation (NYSE: RAD) today reported improved financial results for the first quarter ended June 2, 2012.

The company reported revenues of $6.5 billion, a net loss of $28.1 million or $0.03 per diluted share and Adjusted EBITDA of $274.2 million or 4.2 percent of revenues. Results benefited from continued growth in same store sales and an improvement in gross margin.

“Our turnaround efforts continue to be successful as demonstrated by our sixth consecutive quarter of increased same store sales and Adjusted EBITDA,” said Rite Aid Chairman, President and CEO John Standley.

“During the quarter, we saw strong growth in same-store prescription counts while key initiatives like our popular wellness+ customer loyalty program, enhanced Rite Aid brand offerings and ground-breaking Wellness store format continued to gain traction. We’re proud of the hard work and dedication that our entire Rite Aid team has displayed in driving these positive results and look forward to delivering an even better shopping experience to our customers as we move ahead.”

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Rite Aid FY13 Q1 Press Release — page 2

First Quarter Summary

Revenues for the 13-week quarter were $6.5 billion versus revenues of $6.4 billion in last year’s first quarter. Revenues increased 1.2 percent primarily as a result of an increase in same store sales, which were partially offset by store closings.

Same store sales for the quarter increased 2.5 percent over the prior-year period, consisting of a 2.7 percent increase in front end sales and a 2.4 percent increase in pharmacy sales. Pharmacy sales included an approximate 326 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores increased 3.0 percent over the prior year period, which includes the benefit of additional prescriptions resulting from the Walgreens/Express Scripts dispute.  Prescription sales accounted for 68.4 percent of total drugstore sales, and third party prescription revenue was 96.6 percent of pharmacy sales.

Net loss was $28.1 million or $0.03 per diluted share compared to last year’s first quarter net loss of $63.1 million or $0.07 per diluted share. Included in the net loss were a $17.8 million or $0.02 per share loss on debt modification resulting from the successful completion of the previously announced refinancing and a $20.9 million or $0.02 per share charge related to a proposed settlement of a series of wage and hour class action lawsuits, neither of which was included in the company’s guidance. The decrease in net loss year over year resulted from an increase in Adjusted EBITDA and decreases in depreciation and amortization expense and lease termination and impairment charges. The company recorded an income tax benefit and corresponding charge in selling, general and administrative expenses (SG&A) of $60.2 million in the quarter related to the settlement of a Brooks Eckerd pre-acquisition tax audit, offset by the reversal of the related Jean Coutu Group tax indemnification asset. The tax benefit and corresponding SG&A charge had no impact on net loss, Adjusted EBITDA, or cash flow.

Adjusted EBITDA (which is reconciled to net loss on the attached table) was $274.2 million or 4.2 percent of revenues for the first quarter compared to $262.9 million or 4.1 percent of revenues for the like period last year. Adjusted EBITDA improved due to an increase in gross profit, driven by increased sales and an improvement in pharmacy gross margin, resulting from an increase in generic prescriptions. The increase in Adjusted EBITDA was partially offset by the increase in litigation expense related to the $20.9 million proposed class action settlement.

In the first quarter, the company relocated 2 stores, remodeled 143 stores and closed 15 stores.  Completed wellness remodels at the end of the first quarter totaled 423. Stores in operation at the end of the first quarter totaled 4,652.

Rite Aid Updates Sales, Adjusted EBITDA and Net Loss Guidance for Fiscal 2013

Rite Aid has updated its fiscal 2013 guidance with sales expected to be between $25.3 billion and $25.7 billion and same store sales to range from a decrease of 0.5 percent to an increase of 1.0 percent over fiscal 2012. The reduction in the company’s sales and same store sales guidance is driven by an increase in the projected negative impact of new generic introductions on pharmacy same store sales from 520 to 600 basis points. Rite Aid has also raised the lower end of its Adjusted EBITDA (which is reconciled to net loss on the attached table) guidance to be between $950 million and $1.025 billion and its net loss guidance to be between $103 million and $248 million or a loss per diluted share of $0.13 to $0.29. Capital expenditures are expected to be approximately $300 million.

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Rite Aid FY13 Q1 Press Release — page 3

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid’s management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. Slides related to materials discussed on the call will be available on both sites. A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today. A playback of the call will also be available by telephone beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on June 23, 2012. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 88838417.

Rite Aid is one of the nation’s leading drugstore chains with 4,652 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Statements, including guidance, in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the efforts of private and public third-party payers to reduce prescription drug reimbursements and encourage mail order, our ability to manage expenses and our investments in working capital, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) excluding the impact of income taxes (and any corresponding reduction of tax indemnification asset), interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, stock-based compensation expense, debt modifications and retirements, sale of assets and investments, revenue deferrals related to our customer loyalty program and other items.

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	June 2, 2012	March 3, 2012
ASSETS
Current assets:
Cash and cash equivalents	$214,774	$162,285
Accounts receivable, net	916,679	1,013,233
Inventories, net of LIFO reserve of $1,081,873 and $1,063,123	3,021,483	3,138,455
Prepaid expenses and other current assets	168,915	190,613
Total current assets	4,321,851	4,504,586
Property, plant and equipment, net	1,901,475	1,902,021
Other intangibles, net	502,684	528,775
Other assets	347,122	428,909
Total assets	$7,073,132	$7,364,291

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$33,627	$79,421
Accounts payable	1,336,975	1,426,391
Accrued salaries, wages and other current liabilities	1,109,806	1,064,507
Total current liabilities	2,480,408	2,570,319
Long-term debt, less current maturities	6,025,749	6,141,773
Lease financing obligations, less current maturities	104,029	107,007
Other noncurrent liabilities	1,072,279	1,131,948
Total liabilities	9,682,465	9,951,047

Commitments and contingencies	—	—
Stockholders’ deficit:
Preferred stock - Series G	1	1
Preferred stock - Series H	174,143	171,569
Common stock	899,074	898,687
Additional paid-in capital	4,280,518	4,278,988
Accumulated deficit	(7,911,455)	(7,883,367)
Accumulated other comprehensive loss	(51,614)	(52,634)
Total stockholders’ deficit	(2,609,333)	(2,586,756)
Total liabilities and stockholders’ deficit	$7,073,132	$7,364,291

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended June 2, 2012	Thirteen weeks ended May 28, 2011
Revenues	$6,468,287	$6,390,793
Costs and expenses:
Cost of goods sold	4,719,516	4,699,874
Selling, general and administrative expenses	1,688,066	1,586,236
Lease termination and impairment charges	12,143	17,090
Interest expense	130,588	130,760
Loss on debt modifications and retirements, net	17,842	22,434
Gain on sale of assets, net	(10,051)	(4,792)

	6,558,104	6,451,602

Loss before income taxes	(89,817)	(60,809)
Income tax (benefit) expense	(61,729)	2,273
Net loss	$(28,088)	$(63,082)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(28,088)	$(63,082)
Accretion of redeemable preferred stock	(25)	(25)
Cumulative preferred stock dividends	(2,574)	(2,425)
Loss attributable to common stockholders - basic and diluted	$(30,687)	$(65,532)

Basic and diluted weighted average shares	887,516	883,915

Basic and diluted loss per share	$(0.03)	$(0.07)

RITE AID CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(unaudited)

	Thirteen weeks ended June 2, 2012	Thirteen weeks ended May 28, 2011
Net loss	$(28,088)	$(63,082)
Other comprehensive loss:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost	1,020	590
Total other comprehensive loss	$1,020	$590
Comprehensive loss	$(27,068)	$(62,492)

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW  INFORMATION

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended June 2, 2012	Thirteen weeks ended May 28, 2011

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,468,287	$6,390,793
Cost of goods sold	4,719,516	4,699,874
Gross profit	1,748,771	1,690,919
LIFO charge	18,750	20,001
FIFO gross profit	1,767,521	1,710,920

Gross profit as a percentage of revenues	27.04%	26.46%
LIFO charge as a percentage of revenues	0.29%	0.31%
FIFO gross profit as a percentage of revenues	27.33%	26.77%

Selling, general and administrative expenses	1,688,066	1,586,236
Selling, general and administrative expenses as a percentage of revenues	26.10%	24.82%

Cash interest expense	122,827	122,192
Non-cash interest expense	7,761	8,568
Total interest expense	130,588	130,760

Adjusted EBITDA	274,165	262,854
Adjusted EBITDA as a percentage of revenues	4.24%	4.11%

Net loss	(28,088)	(63,082)
Net loss as a percentage of revenues	-0.43%	-0.99%

Total debt	6,163,405	6,170,563
Invested cash	101,985	121,603
Total debt net of invested cash	6,061,420	6,048,960

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	78,000	48,755
Intangible assets acquired	8,958	8,072
Total cash capital expenditures	86,958	56,827
Equipment received for noncash consideration	—	—
Equipment financed under capital leases	3,865	1,562
Gross capital expenditures	$90,823	$58,389

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(In thousands)

	Thirteen weeks ended June 2, 2012	Thirteen weeks ended May 28, 2011

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(28,088)	$(63,082)
Adjustments:
Interest expense	130,588	130,760
Income tax (benefit) expense	(61,729)	2,273
Reduction of tax indemnification asset	60,237	—
Depreciation and amortization	106,371	117,090
LIFO charges	18,750	20,001
Lease termination and impairment charges	12,143	17,090
Stock-based compensation expense	3,958	3,571
Gain on sale of assets, net	(10,051)	(4,792)
Loss on debt modifications and retirements, net	17,842	22,434
Closed facility liquidation expense	1,456	2,647
Severance costs	—	(49)
Customer loyalty card program revenue deferral	23,180	21,866
Other	(492)	(6,955)
Adjusted EBITDA	$274,165	$262,854
Percent of revenues	4.24%	4.11%

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended June 2, 2012	Thirteen weeks ended May 28, 2011

OPERATING ACTIVITIES:
Net loss	$(28,088)	$(63,082)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	106,371	117,090
Lease termination and impairment charges	12,143	17,090
LIFO charges	18,750	20,001
Gain on sale of assets, net	(10,051)	(4,792)
Stock-based compensation expense	3,958	3,571
Loss on debt modifications and retirements, net	17,842	22,434
Changes in operating assets and liabilities:
Accounts receivable	96,385	1,018
Inventories	97,993	(32,486)
Accounts payable	(38,703)	174,597
Other assets and liabilities, net	87,003	129,893
Net cash provided by operating activities	363,603	385,334
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(78,000)	(48,755)
Intangible assets acquired	(8,958)	(8,072)
Proceeds from dispositions of assets and investments	11,283	8,423
Net cash used in investing activities	(75,675)	(48,404)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	426,263	341,285
Net repayments to revolver	(136,000)	(28,000)
Principal payments on long-term debt	(463,637)	(385,865)
Change in zero balance cash accounts	(41,901)	(122,097)
Net proceeds from the issuance of common stock	534	57
Financing fees paid for early debt redemption	(11,069)	—
Deferred financing costs paid	(9,629)	(2,789)
Net cash used in financing activities	(235,439)	(197,409)
Increase in cash and cash equivalents	52,489	139,521
Cash and cash equivalents, beginning of period	162,285	91,116
Cash and cash equivalents, end of period	$214,774	$230,637

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING MARCH 2, 2013

(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$25,275,000	$25,675,000

Same store sales (a)	-0.5%	1.0%

Gross capital expenditures	$300,000	$300,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(248,000)	$(103,000)
Adjustments:
Interest expense	530,000	525,000
Income tax benefit	(95,000)	(100,000)
Reduction of tax indemnification asset	100,000	100,000
Depreciation and amortization	415,000	410,000
LIFO charge	90,000	60,000
Store closing and impairment charges	100,000	90,000
Stock-based compensation expense	18,000	16,000
Customer loyalty card program revenue deferral	28,000	24,000
Loss on debt modification	18,000	18,000
Other	(6,000)	(15,000)
Adjusted EBITDA	$950,000	$1,025,000

Diluted loss per share	$(0.29)	$(0.13)

(a) Reflects approximately 600 basis points reduction in pharmacy same store sales from new generic introductions.